Warrant No. 36
COMMON STOCK PURCHASE WARRANT

 ULURU INC.

Warrant Shares:	444,161	Issue Date:	December 24, 2015
		Expiration Date:	December 24, 2016

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

1.           Grant.  For value received, ULURU Inc., a Nevada corporation (the “Corporation”), hereby grants to Altrazeal Trading GmbH, a [_____________________]s (the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase up to a maximum of 444,161 (the “Warrant Shares”) of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein.  This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to the License Purchase and Termination Agreement dated December 24, 2015 among the Corporation, the Holder and another party (the “Purchase Agreement”).

2.           Exercise Period.  This Warrant may be exercised at any time, and from time to time, in whole or in part, beginning on the date hereof and continuing until the one year anniversary of the date hereof (the “Expiration Date”).

3.           Exercise Price.  The exercise price (“Exercise Price”) of this Warrant is $0.68 per Warrant Share, subject to adjustment from time to time as set forth herein.

4.           Adjustments.

(a)           Adjustment for Change in Common Stock.

(i)  If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event (and owned no shares of Common Stock other than Warrant Shares).  The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

(ii)  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)  The adjustment shall be made successively whenever any Adjustment Event occurs.

(b)           Adjustment for Reorganization.  If the Corporation consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

5.           Covenants of the Corporation.

(a)           Availability of Shares.  The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant.  Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)           Listing; Stock Issuance.  The Corporation shall secure and maintain the listing of the Warrant Shares upon each U.S. securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any.  Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate promptly following such exercise.

6.           No Voting Rights; Limitations of Liability.  Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein.  No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

7.           Exercise Procedure.

(a)           To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price.  The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in cash, (ii) by bank cashier's or certified check, or (iii) by wire transfer to an account designated by the Corporation,  Upon proper exercise, the Corporation will issue and deliver to Holder, within 5 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder.  The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder properly exercises this Warrant.

(b)  In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

8.           Securities Laws.  Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state.  The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws.  Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

9.           Transfer.  The Corporation will register this Warrant on its books and keep such books at its offices.  Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

10.           Replacement of Warrant.  If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon the provision by the Holder of an indemnity bond and indemnification agreement in form and substance reasonably satisfactory to the Corporation and its transfer agent Holder (if required by the Corporation).

11.           Governing Law.  The internal laws of the State of Nevada (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

ULURU  INC.

By:   /s/ Terrance K. Wallberg
Name: Terrance K. Wallberg
Title    Vice President and Chief Financial Officer:

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

To:           _______________________

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock of ULURU, Inc., a Nevada corporation, and hereby irrevocably subscribes to such issue.  The certificates for such shares shall be issued in the name of:

______________________________
(Name)

______________________________
(Address)

______________________________
(Taxpayer Number)

and delivered to:

______________________________
(Name)

______________________________
(Address)

?           PAYMENT EXERCISE:  The aggregate Exercise Price of $______ per share is enclosed.

=

Date:_______________

Signed:                      ______________________________________________
(Name of Holder, Please Print)

________________________________________
(Address)

________________________________________
(Signature)